Exhibit 4.4

PIGGYBACK REGISTRATION RIGHTS AGREEMENT

          PIGGYBACK REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated for reference as of June 30, 2007 by and among Trustcash Holdings, Inc., a Delaware corporation (the "Corporation"), Trustcash LLC, a Delaware limited liability company ("Trustcash"), and those subscribers to the private placement offering of $500,000 worth of Trustcash limited liability company membership interests (the "Private Placement") whose names and signatures appear on the signature pages hereto (the "Investors").

WHEREAS:

A.      The Corporation entered into a Purchase Agreement dated as of June 30, 2007, among Trustcash and the owners of Trustcash, including the Investors (the "Reorganization Agreement").

B.      To induce the Investors to participate in the Private Placement and execute and deliver the Reorganization Agreement and pursuant thereto to exchange their interests in Trustcash for shares of the Corporation's Common Stock, the Corporation has agreed to provide the Investors certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), and all applicable state securities laws.

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

 1. DEFINITIONS.

1.1 Certain Definitions. In addition to the terms defined above, as used in this Agreement the following terms shall have the following meanings:

  "Affiliate" means any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, "control" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the SEC under the Securities Act of 1933.

  "Common Stock" means the common stock, par value $0.001 per share, of the Corporation.

  "Equity Security" shall mean any stock or similar security, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or

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  without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

  "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Registrable Securities" shall mean the shares of Common Stock to be issued to the Investors in exchange for the membership interests of Trustcash they acquired in the Private Placement, and any additional Common Stock issued on account thereof by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until the earliest to occur of (a) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with a registration statement and (b) the date on which such security may be sold pursuant to Rule 144 (without any volume limitations thereunder) or may be sold without compliance with such Rule.

  "Rule 144" means Rule 144 promulgated by the SEC under the Exchange Act, as such Rule may be amended from time to time, or any successor rule thereto.

  "SEC" means the Securities and Exchange Commission of the United States of America or any successor to the rights and duties thereof.

1.2 Incorporated Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement.

2. REGISTRATION.

2.1 Reserved.

2.2 Piggyback Registration.

  Except as set forth in Section 2.2(b), as, if and when the Corporation proposes to register any Common Stock under the Securities Act for sale to the public, on a form that would also permit the registration of the Registrable Securities (other than registrations on Form S-8, or any successor form, or Form S-4, or any successor form) (an "Eligible Registration"), each such time it will give written notice to the Investors of its intention so to do. Upon the written request of an Investor received by the Corporation within 20 days after the giving of any such

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  notice by the Corporation, to register such number of shares of Registrable Securities held by such Investor specified in such written request, the Corporation will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation with respect to such Eligible Registration, all to the extent requisite to permit the sale or other disposition by such Investor (in accordance with its written request) of such Registrable Securities so registered.

  Notwithstanding the foregoing, an Eligible Registration may occur only during the one year period following the closing of the Reorganization Agreement. No Eligible Registration shall occur except at the times allowed pursuant to this Section 2.1(b).

2.3 Registration Statement Form. Registrations pursuant to Section 2.2 shall be on such appropriate registration form of the SEC as shall be selected by the Corporation.

2.4 Expenses. Except as otherwise provided in this Section 2.4, all expenses incurred in connection with each registration pursuant to Section 2.2 hereof (excluding in each case underwriting discounts and commissions applicable to Registrable Securities) shall be borne by the Corporation, including, without limitation, in each case, all registration, filing and other fees of the securities exchange, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses, fees and disbursements of the accountants and counsel for the Corporation including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, if any. In all cases, the Investors shall pay the underwriting discounts and commissions applicable to the Registrable Securities sold by the Investors, as well as the fees of their own attorneys, if any.

2.4 Effective Registration Statement. The Corporation shall use its best efforts to have each Registration Statement declared effective as soon as practicable. If (A) a Registration Statement covering Registrable Securities is not declared effective by the SEC within thirty (30) days after receiving a no review status from the SEC, (B) after a Registration Statement has been declared effective by the SEC sales cannot be made pursuant to such Registration Statement during the Registration Period (as defined in Section 3(a)) due to the Corporation's failure to use reasonable efforts to ensure that sales can be made pursuant to the Registration Statement, or (C) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on the Nasdaq National Market System, the Nasdaq Small Cap Market, the American Stock Exchange or the OTC Bulletin Board during the Registration Period due to the Corporation's failure to use reasonable efforts to maintain such listing, then the Corporation will issue Penalty Warrants as set forth in Section 8 below in respect of any Registrable Shares still held by such Investor for any 30-day period or pro rata for any portion thereof following the date by which such a Registration Statement should have been effective as described in (A) or (B) or (C) above (the "Blackout Period"). The issuance of such Penalty Warrants shall be the Investors' exclusive remedy for such events. The Blackout Period shall terminate upon (x) the Corporation's use of reasonable

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efforts to ensure the effectiveness of the applicable Registration Statement in the case of (A) and (B) above; (y) the Corporation's use of reasonable efforts to ensure listing or inclusion of the Common Stock on the Nasdaq National Market System, the Nasdaq Small Cap Market, the American Stock Exchange or the OTC Bulletin Board in the case of (C) above; or (z) the termination of the Registration Period (as defined in Section 3(b) below). The obligation of the Corporation to issue Penalty Warrants hereunder shall cease when an Investor no longer holds Registrable Securities.

2.5 Selection of Underwriters. If a registration pursuant to Section 2.2 hereof involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Corporation in its sole discretion.

3. REGISTRATION PROCEDURES.

3.1 Procedures. The Corporation will, subject to the limitations provided herein, as expeditiously as possible:

  use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities, covered by such Registration Statement, as amended from time to time, have been sold, or (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144(k) (the "Registration Period");

  prepare and file with the SEC the requisite registration statement to effect such registration, and thereafter, use reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference, the Corporation will furnish to counsel to the Investors and the managing underwriter or underwriters, if any, draft copies of all such documents proposed to be filed (other than exhibits, unless so requested) a reasonable time prior thereto, which documents will be subject to the reasonable review of such counsel and such Investors and underwriters, and will notify each Investor of any stop order issued by the SEC in connection therewith and take all reasonable actions required to remove such stop order;

  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided however that the Corporation may, at any time, delay the filing or suspend the effectiveness of any registration under this Agreement, or without suspending such effectiveness instruct the Investors not to sell any Registrable

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  Securities included in any such registration, (i) if the Corporation shall have determined upon the advice of counsel that the Corporation would be required to disclose any actions taken or proposed to be taken by the Corporation in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Corporation or on such actions, or (ii) if required by law, to update the prospectus relating to any such registration to include updated financial statements (a "Suspension Period"), by providing the Investors with written notice of such Suspension Period and the reasons therefore; provided, however, that the Corporation will not be required to disclose such reasons with particularity if an authorized executive officer of the Corporation certifies that the Corporation believes it is required by law to delay the filing or suspend the effectiveness of any such registration. In addition, the Corporation shall not be required to keep any registration effective, or may without suspending such effectiveness, instruct the Investors if it has Registrable Securities included in such registration not to sell such Securities, during any period which the Corporation is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("Supplemental Extension Period"). In the event of a Suspension Period or Supplemental Extension Period, the period during which any registration under this Agreement is to remain effective pursuant to this Section 3.1(a) shall be tolled until the end of any such Suspension Period or Supplemental Extension Period. The Corporation will use reasonable efforts to limit any Suspension Period or Supplemental Extension Period to less than 30 days;

  furnish to the Investors such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Investors may reasonably request;

  use its reasonable efforts to register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States of America as each Investor shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the securities owned by such Investor, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.1(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction.
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  use its reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Investors to consummate the disposition of such Registrable Securities;

  notify in writing the Investors, if Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of an Investor prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

  otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

  provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

  use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed.

3.2 Information Requirements. It shall be a condition precedent to the obligations of the Corporation to take any action with respect to registering the Investors' Registrable Securities pursuant to this Section 3 that the Investors furnish the Corporation in writing such information regarding the Investors, the Registrable Securities and other securities of the Corporation held by the Investors, and the distribution of such securities as the Corporation may from time to time reasonably request in writing. If an Investor refuses to provide the Corporation with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Corporation may exclude such Investor's Registrable Securities from the registration statement unless such Investor provides the Corporation with an opinion of counsel, which opinion and

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counsel shall be reasonably satisfactory to the Corporation and its counsel, to the effect that such information need not be included in the registration statement.

          Each Investor agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 3.1(j), such Investor will forthwith discontinue such Investor's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(j) and, if so directed by the Corporation, will deliver to the Corporation copies, other than permanent file copies then in the Investor's possession, of the current prospectus relating to such Registrable Securities at the time of receipt of such notice.

4.         UNDERWRITTEN OFFERINGS.

           If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration under Section 2 hereof, the Corporation and Investor will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Corporation and the underwriters and to contain such representations and warranties by the Corporation and the Investor and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6 hereof.

5.        PREPARATION; REASONABLE INVESTIGATION.

          In connection with the preparation and filing of each registration statement under the Securities Act in connection with an Eligible Registration, the Corporation will give the Investors and their respective agents and advisors and the underwriters, if any, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Corporation with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the option of the Investors' counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Subject to the rights and obligations of the Corporation under the Securities Act and other applicable laws, the Investors shall have the right to review and approve those portions of such registration statement that directly pertain to the Investors.

6.           INDEMNIFICATION

6.1        Indemnification by the Corporation. In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent

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permitted by law the Corporation will, and hereby does, indemnify and hold harmless each Investor, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such Securities and each other Person, if any, who controls each Investor or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which each Investor or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Corporation will reimburse the Investors and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Corporation by any Investors, and provided further that the Corporation shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and such delivery would have mitigated liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investors or any such director, officer, underwriter or controlling person and shall survive the transfer of such Securities by such seller.

6.2         Indemnification by the Investors. In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law each Investor whose Registrable Securities are registered pursuant to such registration statement will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) the other Investors, each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Corporation, each director of the Corporation, each officer of the Corporation and each other Person, if any, who controls the Corporation within the meaning of the Securities Act, with respect to any statement or alleged statement in or

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omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with information furnished to the Corporation by such Investor expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that the Investor shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any underwriter, the Corporation or any such director, officer or controlling Person and shall survive the transfer of such Securities by such seller.

6.3         Notices of Claims, Participation in Defense. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 and 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnifying party.

6.4         Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given

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by the Corporation and the Investors with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

6.5         Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6          Contribution. If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6.1 through Section 6.5 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.6.

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7. REPORTING REQUIREMENTS UNDER EXCHANGE ACT.

If and when the Corporation registers the Common Stock under the Exchange Act, thereafter the Corporation shall use its reasonable efforts to keep effective the registration of its Common Stock under Section 12 of the Exchange Act and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 of the Exchange Act. The Corporation shall timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

If the Corporation is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Corporation shall forthwith upon request furnish the Investors with (i) a written statement by the Corporation that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Corporation, and (iii) such other reports and documents filed by the Corporation with the SEC as the Investors may reasonably request in availing themselves of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Corporation acknowledges and agrees that the purpose of the requirements contained in this Section 7 are to enable the Investors to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the Investors ever wish to dispose of any of the Registrable Securities without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Corporation shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

8. FAILURE TO EFFECT REGISTRATION.

If the Corporation shall fail to file the Registration Statement with respect to the Registrable Shares within the time period described in Section 2.1 or use reasonable efforts to obtain or maintain the effectiveness thereof or maintain the listing of the Common Stock (as described in Section 2.2) within the time periods described in Section 2.4, then, with respect to each 30-day period (or pro rata for any portion thereof) after such date for which such Registration Statement contemplated thereby shall not have been filed or made effective, the Corporation will issue to each Investor warrants to purchase Common Stock equal to one half of one percent (.5%) of the number of Registrable Securities owned by such Investor (the "Penalty Warrants"), such warrants having the terms and conditions substantially as set forth in the Form of Warrant attached hereto as Schedule A; provided, however, that Penalty Warrants shall be issuable only in the event the principal reasons for any such delayed effectiveness of such Registration Statement relate to either (1) acts or omissions of Trustcash LLC which occurred prior to the date hereof, including its financial statements for any period ended on or before such date, or (2) acts or omissions of the Public Company occurring after the date hereof, it being understood that delays attributable to matters concerning either (a) the Corporation prior to the date hereof or (b) the Reorganization Agreement and the transactions contemplated thereby under no circumstances whatsoever shall result in the issuance of Penalty Warrants. The Corporation shall issue and deliver to the Investors any Penalty Warrants within 10 days after the end of each such 30-day period (or portion thereof).

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9. STOCKHOLDER INFORMATION.

The Corporation may require the Investors to furnish the Corporation such information in writing with respect to the Investors and the distribution of their respective Registrable Securities as the Corporation may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

10. FORMS.

All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

11. TRANSFER OF REGISTRATION RIGHTS.

The registration rights granted to the Investors under this Agreement may not be transferred without the prior written consent of the Corporation, which may be withheld or granted in the Corporation's sole discretion.

12. AMENDMENT.

This Agreement may be amended only by a written agreement signed by the Corporation and the Investors.

13. NOTICES.

All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

  If to a Investor at its respective address as shown on the books of the Corporation, or at such other address as such Investor may specify by written notice to the Corporation, or

  If to the Corporation: Trustcash Holdings, Inc., 400 Park Avenue, Suite 1420, New York, NY 10022, Attention: Gregory Moss, President; or at such other address as the Corporation may specify by written notice to the Investors, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.
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14. COUNTERPARTS.

This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. CHOICE OF LAW.

THIS AGREEMENT AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the MANHATTAN county OF New york (the "NEW YORK Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the NEW YORK Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any term OF thIS Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such NEW YORK Courts are improper or AN inconvenient venue for such proceeding.

16. SEVERABILITY.

Should any one or more of the provisions of this Agreement or any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

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17. WHOLE AGREEMENT.

This Agreement constitutes the complete agreement and understanding by and among the parties hereto and shall supersede any prior understanding, agreement or representation by or among the parties, whether written or oral, related to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective the day and year first above written.

                                                                                                                 TRUSTCASH HOLDINGS, INC.

                                                                                                                  By: Kent Carasquero, President

 INVESTORS:

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